UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

EMRISE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NEWS	EMRISE CORPORATION 611 Industrial Way Eatontown, NJ 07724 (732) 389-0355 • (732) 460-0214 www.emrise.com

FOR IMMEDIATE RELEASE

CONTACT:

EMRISE Corporation	Allen & Caron, Inc
John Donovan	Rene Caron (investors)
Chief Financial Officer	Len Hall (media)
(732) 387-5790	(949) 474-4300
jdonovan@emrise.com	rene@allencaron.com
len@allencaron.com

EMRISE CORPORATION TO CONDUCT MEETINGS WITH STOCKHOLDERS TO DISCUSS PENDING SALE OF ADVANCED CONTROL COMPONENTS, INC. SUBSIDIARY

Stockholders to Vote on Approval of Sale of Advanced Control Components, Inc.

at August 30, 2010 Annual Meeting

Eatontown, NJ (August 9, 2010) – EMRISE CORPORATION (NYSE Arca: ERI), a multi-national manufacturer of defense, aerospace and industrial electronic devices and communications equipment, today announced that  beginning the week of August 9, 2010, EMRISE Corporation (the “Company” or “EMRISE”) will be conducting a series of meetings and conference calls with its stockholders to discuss its previously announced pending sale of Advanced Control Components, Inc. (“ACC”).  At these meetings, the Company will highlight certain information contained in its proxy solicitation materials.

The Company’s Chairman and Chief Executive Officer Carmine T. Oliva said, “We are conducting these meetings and conference calls to ensure that our stockholders understand why we are selling ACC and why we believe EMRISE stands at the threshold of a major strategic opportunity that will shape the future of the Company and enhance stockholder value.  We urge all of our stockholders to support the Company’s strategic objectives and we are asking for their affirmative vote to approve the sale of ACC at our previously announced Annual Meeting that will be held on August 30, 2010.”

Participation in the Conference Call Meetings

If you are a stockholder who would like to participate in one of the conference-call meetings, please contact Nathan Abler of Allen & Caron at 1-800-452-1346, extension 202.  Since there will be a limited number of conference calls and spaces available in each call, participation will be scheduled on a first come-first-served basis.

Important Information for Investors and Stockholders

In connection with the proposed sale of ACC, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

The definitive proxy statement and other related solicitation materials were mailed to all registered stockholders of record who owned shares as of July 30, 2010.  Investors and stockholders may obtain free copies of the proxy statement and other solicitation materials filed by the Company at the SEC’s web site at http://www.sec.gov or at the Company’s web site at http://www.emrise.com.  The proxy statement and such other documents may also be obtained at no cost from the Company by directing such request to EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction.  Information concerning the interests of those persons has been set forth in the Company’s proxy statement relating to the 2010 annual meeting of stockholders.

About EMRISE Corporation

EMRISE designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets. EMRISE products perform key functions such as power supply and power conversion; radio frequency (RF) and microwave signal processing; and network access and timing and synchronization of communications networks. The use of its network products in network timing and synchronization in edge networks is a primary growth driver for the Company’s Communications Equipment business segment. The use of its power supplies, RF and microwave signal processing devices and subsystems in on-board in-flight entertainment and communications systems is a primary growth driver for the Company’s Electronic Devices business segment. EMRISE serves customers in North America, Europe and Asia through operations in the United States, England and France. The Company has built a worldwide base of customers throughout the U.S., Europe and Asia. For more information go to http://www.emrise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, certain matters discussed in this press release, including obtaining stockholder approval, closing the sale of ACC, paying debt and executing on our strategic plan, are all forward looking statements within the meaning of the Private Securities Litigation Reform Act.  The actual future results of EMRISE could differ from those statements.  Factors that could cause or contribute to such differences include, but are not limited to, whether the Company can obtain stockholder approval for the sale of ACC on a timely basis or at all, whether the buyer of ACC will choose to terminate the stock purchase agreement before closing such transaction, whether the Company can successfully negotiate any further needed extensions to its credit facility with its lender, if needed, unforeseen factors that might prevent the closing even if stockholder approval is obtained, the ability to complete additional strategic initiatives, the terms, conditions and timing of such events, whether such events will result in the ability of EMRISE to eliminate a large majority of its debt; whether these efforts will result in increasing value for its stockholders and other stakeholders; unforeseen technical issues, unforeseen changes in customer demand, unforeseen delays in receipt of materials from our vendors, inability of our products to meet customer specifications, and changes in the economic, industry or political climate that may negatively impact demand for our future products. The Company refers you to those factors contained in the “Risk Factors” Section of EMRISE’s Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarterly period ended March 31, 2010, its Current Reports on Form 8-K filed in recent months, and any amendments thereto, and other EMRISE filings with the SEC.

#  #  #